MODIFICATION AND AMENDMENT AGREEMENT


      This Modification and Amendment Agreement ("Agreement") dated as of May ___, 2005 is entered into by and among Bravo! Foods International Corp., a Delaware corporation (the "Company") and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

      WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement ("Subscription Agreement") dated January 28, 2005 relating to an aggregate investment by Subscribers of $2,300,000 of principal amount of promissory notes of the Company convertible into shares of the Company's $.001 par value common stock and Warrants for the amounts set forth on Schedule A attached hereto; and

      WHEREAS, on the Initial Closing Date $1,150,000 of the Purchase Price was paid to the Company and up to $1,150,000 of the Purchase Price is payable within five business days after the Actual Effective Date which is the Second Closing Date.

      NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

      1. All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement and the documents and agreements delivered therewith.

      2. Alpha Capital Aktiengesellschaft hereby assigns all of its rights to participate in the Second Closing as follows:

         40% to Ellis International Ltd.
         60% to Osher Capital Corp.

      3. The Company consents to the aforedescribed assignment. For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. Ellis International Ltd. and Osher Capital Corp. hereby make all of the representations, warranties, covenants, indemnifications and undertakings made by Alpha Capital Aktiengesellschaft in the Transaction Documents as if such representations were made by them as of this date. Ellis International Ltd. and Osher Capital Corp. shall be deemed to be Subscribers in place of Alpha Capital Aktiengesellschaft in the Subscription Agreement and other documents related thereto, but only in relation to the interests assigned to them as described above.

      4. Subscribers agree to accelerate a funding of an aggregate of $500,000 of the Second Closing Purchase Price in the amounts disclosed on the signature page hereto ("Interim Funding"). The balance of the Second Closing Purchase Price will be funded on the Second Closing Date pursuant to the Subscription Agreement.

      5. The Filing Date and Effective Date, only in connection with the Interim Funding, as described in Section 11.1(iv) of the Subscription Agreement shall be amended to June 23, 2005 and July 25, 2005, respectively.

      6. All of the terms and conditions described in Section 2 of the Subscription Agreement in reference to the Second Closing shall apply to the Interim Funding Closing, as if such representations and warranties were made and given on all such dates except for the requirement that the Registration Statement be declared effective as a condition to the Second Closing.

      7. All other terms and conditions of the Transaction Documents, including any damages or interest which have accrued shall remain in full force and effect and payable.

      8. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

      9. The Due Diligence Fee as described in Section 8 of the Subscription Agreement will be paid as described on Schedule B attached hereto.

      10. A legal fee of $5,000 will be paid to Grushko & Mittman, P.C. in connection with this Interim Funding.


                                             BRAVO! FOODS INTERNATIONAL CORP.
                                             the "Company"



                                             By:________________________________




______________________________________       ___________________________________
ALPHA CAPITAL AKTIENGESELLSCHAFT             WHALEHAVEN CAPITAL FUND LIMITED
                                             ($150,000)




______________________________________       ___________________________________
ELLIS INTERNATIONAL LTD.                     OSHER CAPITAL CORP.
($100,000)                                   ($150,000)



______________________________________
THE LONGVIEW FUND, L.P.
($100,000)


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

                                   SCHEDULE A


--------------------------------------------------------------------------------
SUBSCRIBER                             INITIAL CLOSING NOTE  SECOND CLOSING NOTE
                                       (INITIAL CLOSING      (SECOND CLOSING
                                       PURCHASE PRICE)       PURCHASE PRICE)
-------------------------------------- --------------------- -------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT         $250,000.00              $250,000.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
-------------------------------------- --------------------- -------------------
LONGVIEW FUND, LP                        $250,000.00              $250,000.00
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
-------------------------------------- --------------------- -------------------
LONGVIEW EQUITY FUND, LP                 $375,000.00              $375,000.00
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
-------------------------------------- --------------------- -------------------
LONGVIEW INTRNATIONAL EQUITY FUND, LP    $125,000.00              $125,000.00
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
-------------------------------------- --------------------- -------------------
WHALEHAVEN CAPITAL FUND LIMITED          $150,000.00              $150,000.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373
-------------------------------------- --------------------- -------------------
TOTALS                                 $1,150,000.00            $1,150,000.00
-------------------------------------- --------------------- -------------------


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

                                   SCHEDULE B

                                DUE DILIGENCE FEE


--------------------------------------------------------------------------------
RECIPIENT OF DUE                      CASH DUE              NUMBER OF
DILIGENCE FEE                         DILIGENCE FEES        COMMON SHARES
------------------------------------- --------------------- --------------------
OSHER CAPITAL INC. (1)                 $7,500.00            60,000
5 Sansberry Lane
Spring Valley, NY 10977
Fax:
------------------------------------- --------------------- --------------------
ELLIS INTERNATIONAL LTD. (2)           $5,000.00            40,000
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor, Panama
Republic of Panama
Fax: (516) 887-8990
------------------------------------- --------------------- --------------------
GEM FUNDING LLC (3)                    $7,500.00            60,000
175 Foxhollow Road
Woodbury, New York 11797
Fax: 516-364-9583
------------------------------------- --------------------- --------------------
LONGVIEW FUND, LP                      $5,000.00            40,000
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5300
------------------------------------- --------------------- --------------------
TOTALS                                 $25,000.00          200,000
------------------------------------- --------------------- --------------------


(1) In relation to the investment by Osher Capital Inc.

(2) In relation to the investment by Ellis International Ltd.

(3) In relation to the investment by Whalehaven Capital Fund Limited.

(4) In relation to the investment by The Longview Fund, L.P.


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